UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Akorn, Inc.

(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of Incorporation or organization)	72-0717400 (I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300

Lake Forest, Illinois 60045

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Contingent Value Rights	The NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: None.

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Akorn, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) Amendment No. 1 to the Application for Qualification of Indenture under the Trust Indenture Act of 1939 on Form T-3 (File No. 022-29079) (the “Application”) relating to the securities to be registered hereunder, which was filed on March 16, 2020 and declared effective by the Commission on March 18, 2020.

Item 1. Description of Registrant’s Securities to be Registered.

The information set forth in the sections captioned “Securities Act Exemption Available” and “Analysis of Indenture Provisions” in the Application is incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, the following exhibits are being filed with the Commission in connection with this registration statement.

4.1	Contingent Value Rights Agreement, dated as of April 1, 2020, between Akorn, Inc. and American Stock Transfer & Trust Company, LLC.
4.2	Form of Series A Contingent Value Rights (included in Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Akorn, inc.
Date: April 1, 2020	By:	/s/ Duane A. Portwood
Name: Duane A. Portwood
Title: Chief Financial Officer

EXHIBIT INDEX

4.1	Contingent Value Rights Agreement, dated as of April 1, 2020, between Akorn, Inc. and American Stock Transfer & Trust Company, LLC.
4.2	Form of Series A Contingent Value Rights (included in Exhibit 4.1)